Exhibit 99.1

For Immediate Release

Sunesis Pharmaceuticals Reports Third Quarter 2005 Financial Results

South San Francisco, CA, November 14, 2005 – Sunesis Pharmaceuticals, Inc. (Nasdaq: SNSS), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel small molecule therapeutics, today reported financial results for the quarter ended September 30, 2005.  Revenue for the third quarter was $3.3 million, with a net loss of $5.6 million.  As of September 30, 2005, cash, cash equivalents and marketable securities totaled $55.0 million and debt totaled $2.5 million.

Quarter Highlights

•                  The company completed enrollment of the first Phase I clinical trial of SNS-595, Sunesis’ lead novel cytotoxic anticancer drug.  The trial is an open-label, multi-center, dose-escalation study designed to examine the safety, tolerability and pharmacokinetics of SNS-595.  The results of this trial will be presented at the upcoming European Organization for Research and Treatment of Cancer (“EORTC”) conference on November 17, 2005.

•                  On August 29, 2005, Sunesis announced the selection of SNS-314 as the lead development candidate from the company’s internal efforts to discover novel Aurora kinase inhibitors.  SNS-314 has shown promising activity and pharmaceutical properties in animal models.  Sunesis plans to file an Investigational New Drug (IND) application for this compound in 2006.

•                  On September 30, 2005, the company completed an initial public offering (“IPO”) of common stock with gross proceeds of $42.0 million.

Financial Highlights

•                  Revenue from research collaborations totaled $3.3 million and $11.9 million for the three-month and nine-month periods ended September 30, 2005, respectively, compared to $2.8 million and $6.3 million for the three-month and nine-month periods ended September 30, 2004, respectively.  This increase in revenue is primarily due to the signing of the kinase collaboration with Biogen Idec in August 2004.

•                  Research and development (R&D) expense was $6.9 million and $28.3 million for the three-month and nine-month periods ended September 30, 2005, respectively.  R&D expense for the three-month and nine-month periods ended September 30, 2004, was $5.6 million and $17.5 million, respectively.  The $10.8 million increase in R&D expenses between the nine-month periods ended September 30, 2004 and September 30, 2005 is primarily due to an $8.9 million expense related to the in-licensing of SNS-032 and related intellectual property from Bristol-Myers Squibb in April 2005, of which $8.0 million represents a non-cash licensing fee, and a $2.8 million increase in expense related to the development of SNS-314, our Aurora kinase inhibitor.

•                  General and administrative (G&A) expense for the third quarter was $2.1 million, compared to $1.8 million for the prior year.  For the nine-month period ended September 30, 2005, these expenses were $6.1 million, compared to $5.5 million for the nine-month period ended September 30, 2004.  The increase is G&A expense is primarily due to an increase in non-cash stock compensation expense.

•                  Sunesis reported a net loss of $5.6 million for the third quarter and $22.2 million for the nine-month period ended September 30, 2005, compared to a reported loss of $4.5 million and $16.5 million, respectively, for the three-month and nine-month periods ended September 30, 2004.  The loss applicable to common shareholders was $93.7 million for the third quarter, including an $88.1 million non-cash deemed dividend related to the conversion of preferred stock into common stock in conjunction with the IPO.  This non-cash deemed dividend results from the redistribution of pre-IPO ownership which occurred in conjunction with the company’s IPO.

Company Milestones

Sunesis anticipates the following milestones in its development programs to occur over the next four months:

•                  Report results from a Phase I clinical trial of SNS-595 in patients with advanced solid tumors at the EORTC conference on November 17.

•                  Initiate a multi-center open-label Phase I clinical trial of SNS-595 in patients with acute leukemias.

•                  Initiate a multi-center, open-label Phase II second-line clinical trial of SNS-595 in patients with non-small cell lung cancer.

•                  Initiate a multi-center, open-label Phase II second-line clinical trial of SNS-595 in patients with small cell lung cancer.

•                  Initiate a multi-center, open-label Phase I/II clinical trial of SNS-032, our inhibitor of CDK 2, 7 and 9, in patients with advanced solid tumors.

Conference Call Information

Sunesis’ management will host a conference call to review the results of the quarter on Monday, November 14 at 1:30 pm PST.  Individual and institutional investors can access the call via (800) 310-6649 (domestic) or (719) 457-2693 (international).  To access the live audio broadcast or the subsequent archived recording, visit the “Investors and Media Calendar of Events” section of the Sunesis website at www.sunesis.com.  Please log on to Sunesis’ website several minutes prior to the start of the presentation to ensure adequate time for any software download that may be necessary.

About Sunesis Pharmaceuticals

Sunesis is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel small molecule therapeutics for oncology and other serious diseases.  Sunesis has built a broad product candidate portfolio through internal discovery and in-licensing of novel cancer therapeutics.  Sunesis is advancing its product candidates through in-house research and development efforts and strategic collaborations with leading pharmaceutical and biopharmaceutical companies.  For additional information on Sunesis Pharmaceuticals, please visit www.sunesis.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. Sunesis may not actually achieve the plans, intentions or expectations contained in such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations contained in such forward-looking statements. Sunesis does not assume any obligation to update any such forward-looking statements.

CONTACTS:

Investors	Media
Eric Bjerkholt, CFO	Karen L. Bergman or
Sunesis Pharmaceuticals, Inc.	Michelle Corral
650-266-3717	BCC Partners
650-575-1509 or 415-794-8662

Sunesis Pharmaceuticals, Inc.

Condensed Statement of Operations

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenue:
Collaboration revenue	$1,685,537	$1,574,669	$5,028,923	$4,302,942
Collaboration revenue from related party	1,637,499	1,205,657	6,880,943	1,991,731
Grant and fellowship revenue	21,942	38,914	89,347	135,505
Total revenues	3,344,978	2,819,240	11,999,213	6,430,178

Operating expenses:
Research and development	6,870,942	5,604,924	28,263,850	17,504,300
General and administrative	2,067,215	1,779,898	6,056,145	5,477,888
Total operating expenses	8,938,157	7,384,822	34,319,995	22,982,188

Loss from operations	(5,593,179)	(4,565,582)	(22,320,782)	(16,552,010)

Interest income	178,515	111,400	574,204	316,102
Interest expense	(229,450)	(88,755)	(445,975)	(299,494)
Other income (expense), net	2,094	726	8,300	733
Net loss	(5,642,020)	(4,542,211)	(22,184,253)	(16,534,669)
Convertible preferred stock dividends	(88,092,302)	—	(88,092,302)	—
Loss applicable to common stockholders	$(93,734,322)	$(4,542,211)	$(110,276,555)	$(16,534,669)

Basic and diluted net loss per share applicable to common stockholders	$(45.12)	$(3.51)	$(67.58)	$(12.89)
Shares used in computing basic and diluted loss per share applicable to common stockholders	2,077,245	1,294,835	1,631,700	1,283,179

See accompanying notes.

Sunesis Pharmaceuticals, Inc.

Condensed Balance Sheet

	September 30, 2005	December 31, 2004
	(Unaudited)
Current assets:
Cash and cash equivalents	$45,212,955	$7,587,512
Marketable securities	9,777,438	29,224,509
Other current assets	1,803,917	1,839,259
Total current assets	56,794,310	38,651,280

Note and interest receivable from officers and employees	—	85,350
Property and equipment, net	3,982,635	3,989,357
Deposits and other assets	300,000	300,000
Total assets	61,076,945	43,025,987

Current liabilities:
Short-term liabilities	9,642,547	9,653,051
Current portion of equipment financing	1,138,076	1,291,363
Total current liabilities	10,780,623	10,944,414

Other long term liabilities	5,742,446	8,874,093
Borrowings under debt facility with related party	—	3,200,000
Non current portion of equipment financing	1,351,785	1,238,430

Commitments
Convertible preferred stock	—	108,812,619

Stockholders’ equity (deficit):
Common stock	2,146	139
Additional paid-in capital and other	246,893,143	3,372,935
Accumulated deficit	(203,693,198)	(93,416,643)
Total stockholders’ equity (deficit)	43,202,091	(90,043,569)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	61,076,945	43,025,987